Exhibit 10.6J

AMENDMENT NO. 1 TO ENZYME AND PRODUCT SUPPLY AGREEMENT

This Amendment No. 1 (this “Amendment”) is entered into as of January 4, 2012 (the “Amendment Effective Date”) by and between Codexis, Inc., a Delaware corporation with a principal place of business at 200 Penobscot Dr., Redwood City, CA 94063, and its affiliates (“Codexis”) and Arch Pharmalabs Limited, a corporation organized under the laws of India having a place of business at H wing, 4th Floor, Tex Centre, Chandivali, Mumbai 400072, India (“Arch”).

WHEREAS, Arch and Codexis are parties to a certain Enzyme and Supply Agreement dated as of February 16, 2010 (the “Agreement”); and

WHEREAS, the parties desire to modify the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment, the parties agree as follows:

1. Definitions. The capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement.

2. Amendment. Arch and Codexis agree that the Agreement shall be amended in the manner set forth below:

(a)	Section 2.1 of the Agreement is amended by inserting a new clause (iii) therein to read as follows:

“(iii) Codexis (and or its Affiliates) may supply CDX-403 to one Third Party that may use CDX-403 for the purposes of manufacturing and selling HN.”

(b)	Section 3.1 of the Agreement is amended by inserting “Section 2.1 and” after the words “including without limitation” in the second line thereof.

3. Ratification; Conflict. Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

4. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, United States of America, without giving effect to any choice of law that would cause the application of the laws of any jurisdiction other than the internal laws of such State to the rights and duties of the parties hereto.

5. Counterparts. This Amendment may be signed in one (1) or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, a duly authorized representative of each party has executed this Amendment as of the dates identified below, but the Amendment shall become effective on the Amendment Effective Date.

CODEXIS, INC.		ARCH PHARMALABS LIMITED

By:	/s/ Alan Shaw	By:	/s/ Ajit Kamath
Name: Alan Shaw		Name: Ajit Kamath
Title: President and CEO		Title: Chairman & Managing Director
Date: January 4, 2012		Date: January 7, 2012